Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

OCEAN POWER TECHNOLOGIES, INC.

(Effective as of June 9, 2023)

TABLE OF CONTENTS

ARTICLE I - STOCKHOLDERS		1
1.1	Place of Meetings	1
1.2	Annual Meeting	1
1.3	Special Meetings	1
1.4	Notice of Meetings	1
1.5	Voting List	2
1.6	Quorum	2
1.7	Adjournments	2
1.8	Voting and Proxies	2
1.9	Action at Meetings	3
1.10	Advance Notice of Stockholder Nominations for Directors and Other Stockholder Proposals	3
1.11	Conduct of Meetings	14
1.12	No Action by Consent in Lieu of a Meeting.	15
ARTICLE II - DIRECTORS		16
2.1	General Powers	16
2.2	Number, Election and Qualification	16
2.3	Terms of Office	16
2.4	Quorum	16
2.5	Action at Meeting	16
2.6	Removal	16
2.7	Vacancies	16
2.8	Resignation	16
2.9	Regular Meetings	16
2.10	Special Meetings	17
2.11	Notice of Special Meetings	17
2.12	Meetings by Conference Communications Equipment	17
2.14	Committees	17
2.15	Compensation of Directors	18
ARTICLE III - OFFICERS		18
3.1	Titles	18
3.2	Election	18
3.3	Qualification	18
3.4	Tenure	18
3.5	Resignation and Removal	18
3.6	Vacancies	18

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TABLE OF CONTENTS (cont’d)

3.7	Chairman of the Board	19
3.8	Chief Executive Officer	19
3.9	President	19
3.10	Vice Presidents	19
3.11	Secretary and Assistant Secretaries	19
3.12	Treasurer and Assistant Treasurers	20
3.13	Salaries	20
3.14	Delegation of Authority	20
ARTICLE IV - CAPITAL STOCK		20
4.1	Issuance of Stock	20
4.2	Certificates of Stock	20
4.3	Transfers	21
4.4	Lost, Stolen or Destroyed Certificates	21
4.5	Record Date	21
ARTICLE V - GENERAL PROVISIONS		21
5.1	Fiscal Year	22
5.2	Corporate Seal	22
5.3	Waiver of Notice	22
5.4	Voting of Securities	22
5.5	Evidence of Authority	22
5.6	Certificate of Incorporation	22
5.7	Severability	22
5.8	Pronouns	22
ARTICLE VI - AMENDMENTS		22

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AMENDED AND RESTATED BY-LAWS

OF

OCEAN POWER TECHNOLOGIES, INC.

(Effective as of June 9, 2023)

The following constitutes the Amended and Restated By-Laws (the “By-Laws”) of Ocean Power Technologies, Inc., a Delaware corporation (the “Corporation”).

ARTICLE I - STOCKHOLDERS

1.1 Place of Meetings. All meetings of stockholders shall be held at such place as may be designated from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer or, if not so designated, at the principal office of the Corporation.

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with the requirements of these By-laws, including Section 1.10 of this Article I, the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), the Delaware General Corporation Law (the “DGCL”), and other applicable law, shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer (which date shall not be a legal holiday in the place where the meeting is to be held). If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

1.3 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, but such special meetings may not be called by any other person or persons. The Board of Directors may postpone or reschedule any previously scheduled special meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10, nor more than 60, days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

1.5 Voting List. The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting:

(a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or

(b) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7 Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these By-laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted upon after three years from the date of its execution unless the proxy expressly provides for a longer period.

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1.9 Action at Meetings. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority in voting power of the shares of stock of that class present or represented and voting on such matter), except when a different vote is required by law, the Certificate of Incorporation or these By-Laws. When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

1.10 Advance Notice of Stockholder Nominations for Directors and Other Stockholder Proposals.

(a) Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) by any stockholder of the Corporation who is Present in Person (as defined below) and who (A) was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, (B) was a stockholder of record at the time of giving of the notice by the stockholder provided for in this Section 1.10(a) and at the time of the annual meeting (and any postponement, adjournment, rescheduling, or continuation thereof), (C) who is entitled to vote at the annual meeting in the election of each individual so nominated and on any such other business proposed by such stockholder, and (D) who has complied with this Section 1.10 in all applicable respects. Except for proposals properly made in accordance with Rule 14a-8 of the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be considered, or to propose any nominations of persons for election to the Board of Directors, at an annual meeting of stockholders.

(2) For any nomination of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.10, the stockholder must have given timely and proper notice thereof in writing to the Secretary of the Corporation and any such other business must (A) be a proper subject to be proposed and voted upon by stockholders of the Corporation under these By-Laws, the Certificate of Incorporation, the DGCL, and other applicable law, and (B) not relate to a matter that is expressly reserved for action by the Board of Directors under these By-Laws, the Certificate of Incorporation, the DGCL, or other applicable law. For purposes of these By-Laws, a notice by a stockholder to the Corporation proposing the nomination of persons for election to the Board of Directors and/or other business that is intended to be brought before a meeting of stockholders shall hereinafter be referred to as a “Stockholder Notice.” To be timely for an annual meeting, a Stockholder Notice shall set forth all information required under this Section 1.10 and shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not earlier than the 120th calendar day, nor later than the close of business on the 90th calendar day, prior to the first anniversary of the date of the preceding year’s annual meeting (as first convened); provided, however, that in the event that the date of the annual meeting is advanced by more than 20 calendar days, or delayed by more than 60 calendar days, from the first anniversary of the date of the preceding year’s annual meeting (as first convened), in order for the Stockholder Notice to be timely for the current year’s annual meeting, it must be so delivered and received no earlier than the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th calendar day prior to the date of such annual meeting, and (B) the tenth calendar day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting is first made by the Corporation, whichever first occurs. In no event shall the postponement, adjournment, rescheduling, or continuation of an annual meeting (or the public announcement thereof) to a later date or time commence a new time period (or extend any time period) for the giving of a Stockholder Notice or other information as described herein.

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(3) For a Stockholder Notice to be proper, it must set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”),

(A) all information that would be required to be set forth in a Stockholder Notice pursuant to this Section 1.10 if such Proposed Nominee was the stockholder submitting the Stockholder Notice,

(B) the name, age, business address, residence address, email address, and telephone number of such Proposed Nominee,

(C) the principal occupation and employment of such Proposed Nominee,

(D) a description in reasonable detail of any and all direct and indirect compensation, reimbursement, indemnification, benefits, and other agreements, arrangements, and understandings (whether written or oral, formal or informal, or monetary or non-monetary) and any other material relationships (i) between or among such Proposed Nominee, and the stockholder submitting the Stockholder Notice or any Stockholder Associated Person (as defined below), including all information that would be required to be disclosed pursuant to Items 403 and 404 of Regulation S-K (or any successor provision) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act if the stockholder submitting the Stockholder Notice or Stockholder Associated Person was the “registrant” for purposes of such Items and such Proposed Nominee was a trustee, director, or executive officer of such registrant, and (ii) between or among such Proposed Nominee and any other person or entity (naming such person or entity) in connection with such Proposed Nominee’s nomination to the Board of Directors, and, if elected, such Proposed Nominee’s service as a member of the Board of Directors,

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(E) to the extent that such Proposed Nominee has been previously convicted in any state or federal court of any criminal offense involving a felony, fraud, dishonesty, or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto,

(F) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled, or dismissed, relating to the Proposed Nominee’s past or current service on the board of directors, board of trustees, or similar governing body of any corporation, limited liability company, partnership, trust, or any other entity,

(G) a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal, or informal, or monetary or non-monetary) between such Proposed Nominee and any person as to how such Proposed Nominee, if elected as a director, would act or vote on any issue or question that may come before the Board of Directors,

(H) a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal, or informal, or monetary or non-monetary) between such Proposed Nominee and any person that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law,

(I) a description in reasonable detail of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries,

(J) a description in reasonable detail of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) between such Proposed Nominee and any person that contemplates such Proposed Nominee, if elected as a director, resigning as a member of the Board of Directors prior to the conclusion of the term of office to which such Proposed Nominee was elected,

(K) a description in reasonable detail of any events, occurrences, and/or circumstances involving or relating to the Proposed Nominee that could impact, impede, and/or delay the Proposed Nominee’s ability to receive a security clearance from the United States Government that would allow him or her access to classified information,

(L) such Proposed Nominee’s written consent to being named by the stockholder submitting the Stockholder Notice as its nominee for election as a director, to serving as a director of the Corporation if elected, and being named in the Corporation’s form of proxy pursuant to Rule 14a-19 of the Exchange Act (as defined below), and

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(M) all other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement filed with the SEC, pursuant to Regulation 14A (or any successor provision) under the Exchange Act, in connection with a contested election of directors of the Corporation wherein such Proposed Nominee is named as a candidate for election to the Board of Directors.

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a description in reasonable detail of the business proposed to be brought before the meeting, (B) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal, whether binding or precatory, to amend these By-Laws, the Certificate of Incorporation, or any policy of the Corporation, the text of the proposed amendment), (C) a description in reasonable detail of the reasons for conducting such business at the meeting, (D) a description of all agreements, arrangements, or understandings (whether written or oral, formal, or informal, or monetary or non-monetary) between the stockholder or any Stockholder Associated Person and any other person or persons (including providing their names) in connection with the proposal of such business by such stockholder, and (E) a description in reasonable detail of any interest in such business, direct or indirect, monetary or non-monetary, of such stockholder or any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to such stockholder or Stockholder Associated Person therefrom; and

(iii) as to the stockholder submitting the Stockholder Notice, any Proposed Nominee, and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee, or Stockholder Associated Person, the date on which each such Company Security was acquired, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee, or Stockholder Associated Person,

(C) any proxy (other than a revocable proxy or consent given in response a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such stockholder, Proposed Nominee, or Stockholder Associated Person has or shares a right to vote any Company Securities, and

(D) whether and the extent to which such stockholder, Proposed Nominee, or Stockholder Associated Person, directly or indirectly (through brokers, nominees, or otherwise), is subject to or during the last six months has engaged in any hedging, derivative, or other transaction or series of transactions or entered into any other agreement, arrangement, or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit of changes in the price of Company Securities or (ii) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities.

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(iv) as to the stockholder submitting the Stockholder Notice and any Stockholder Associated Person,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person,

(B) a reasonably detailed description of any plans or proposals of such stockholder or any Stockholder Associated Person relating to the Corporation that would be required to be disclosed by such stockholder or Stockholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such stockholder or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such stockholder or Stockholder Associated Person) together with a description of any agreements, arrangements, or understandings (whether written or oral, formal or informal, or monetary or non-monetary) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements, or understandings,

(C) a representation from such stockholder that such stockholder intends to be Present in Person at the stockholders’ meeting to nominate the Proposed Nominee(s) named in its Stockholder Notice and/or to bring such other business included in its Stockholder Notice before the meeting, as applicable, and an acknowledgment that, if such stockholder is not Present in Person at such meeting to nominate the Proposed Nominee(s) or to bring such business included in its Stockholder Notice, as applicable, before such meeting, the Corporation need not present such business or Proposed Nominee(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation,

(D) a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of Company Securities reasonably believed by such stockholder to be sufficient to elect the Proposed Nominee(s) and/or approve the proposed business included in its Stockholder Notice, as applicable, (ii) to solicit proxies, in support of the election of the Proposed Nominee(s), from stockholders representing the percentage of the voting power of the Company Securities entitled to vote on the election of directors, that is required by Rule 14a-19(a)(3) of the Exchange Act, and/or (iii) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the election of the Proposed Nominee(s) and/or the approval of the other proposed business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act) in such solicitation, and

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(E) all other information relating to such stockholder and any Stockholder Associated Person that is required to be disclosed in a proxy statement filed with the SEC, pursuant to Regulation 14A (or any successor provision) under the Exchange Act, by such stockholder or any Stockholder Associated Person in connection with a contested solicitation of proxies for the election of directors of the Corporation in which such stockholder or any Stockholder Associated Person is a participant.

(4) A Stockholder Notice to the Corporation proposing the nomination of persons for election to the Board of Directors shall, with respect to each Proposed Nominee, be accompanied by the following:

(A) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form the stockholder providing the Stockholder Notice shall request in writing from the Secretary prior to submitting the Stockholder Notice and which the Secretary shall provide to such stockholder within ten days after receiving such request). and

(B) a written representation and agreement executed by such Proposed Nominee in the form required by the Corporation (which form such stockholder submitting the Stockholder Notice shall request in writing from the Secretary prior to submitting the Stockholder Notice and which the Secretary shall provide to such stockholder within ten days after receiving such request) providing that such Proposed Nominee: (i) is not, and will not become, a party to any Voting Commitment (as defined below) that has not been disclosed to the Corporation in writing or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (ii) is not, and will not become, a party to any agreement, arrangement, or understanding (whether written or oral, formal or informal, or monetary or non-monetary) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation in writing; (iii) is not now, and has not been in the past, subject to any governmental law, regulation, order, decree, or sanction that could prohibit, limit, or otherwise impede such Proposed Nominee’s service on the Board of Directors; (iv) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Company Securities are listed, the Certificate of Incorporation, these By-Laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five Business Days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (v) intends to serve a full term as a director, if elected; and (vi) will submit to interviews with the Board of Directors or any committee thereof, will make himself or herself available for any such interviews within ten days following any reasonable request therefor from the Board of Directors or any committee thereof, and will be completely candid and truthful in responding to any questions posed during such interviews.

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(5) The Corporation may also require any stockholder providing a Stockholder Notice with respect to a Proposed Nominee for election to the Board of Directors to furnish such other information (i) as may be reasonably required by the Corporation to determine the eligibility or suitability of such Proposed Nominee to serve as a director, including, without limitation, whether such proposed nominee would be impeded in qualifying for a security clearance from the United Stated Government for access to classified information or whether such Proposed Nominee if elected to the Board would put at risk any security clearances granted by the United States Government to the Corporation or any of its directors, employees, or Affiliates, or (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee under the listing standards of each securities exchange upon which the Company Securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten days after it has been requested by the Corporation.

(6) Notwithstanding anything in this subsection (a) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the next annual meeting of stockholders is increased by the Corporation, and there is no public announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting (as first convened), a Stockholder Notice required by this Section 1.10(a) shall also be considered timely with respect to such annual meeting, but only with respect to nominees for any new director positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board of Directors, previously submitted to the Corporation a timely and proper Stockholder Notice proposing nominees for election to the Board of Directors at such annual meeting in compliance with this Section 1.10 in all applicable respects, if it is delivered to, and received by, the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth calendar day following the day on which public announcement is first made by the Corporation that the size of the Board is being increased and specifying the size of the increased Board.

(7) For purposes of this Section 1.10, (a) “Stockholder Associated Person” of any stockholder shall mean (i) any beneficial owner of any Company Securities owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (ii) any Affiliate or Associate (within the meaning of Rule 12b-2 of the Exchange Act) of such stockholder or beneficial owner, (iii) any member of the immediate family of such stockholder or beneficial owner sharing the same household, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or beneficial owner in any solicitation of proxies contemplated by the Stockholder Notice delivered to the Corporation pursuant to this Section 1.10, (v) any person who may be deemed to be a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with such stockholder or beneficial owner (or any of their respective Affiliates or Associates) with respect to the shares of Company Securities, regardless of whether such person is disclosed as a member of a “group” in a Schedule 13D or an amendment thereto filed with the SEC relating to the Corporation, and (vi) any person that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any Stockholder Associated Person identified in (i), (ii), (iii), (iv), or (v) above, and (b) Company Securities “beneficially owned” by a person shall mean all Company Securities which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, provided that such person shall in all events be deemed to beneficially own any Company Securities as to which such person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent.

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(b) Special Meetings of Stockholders.

(1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), and (iii) provided that the special meeting has been called in accordance with Section 1.3 of these By-Laws for the purpose of electing one or more individuals to the Board of Directors, by any stockholder of the Corporation who is Present in Person and who (A) is a stockholder of record as of the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, (B) is a stockholder of record at the time of giving of the Stockholder Notice provided for in this Section 1.10 and at the time of the special meeting (and any postponement, adjournment, continuation, or rescheduling thereof), (C) is entitled to vote at the specuial meeting in the election of each individual so nominated, and (D) complies with the notice procedures and other requirements set forth in this Section 1.10(b) and Section 1.10(c).

(2) In the event that a special meeting of stockholders is called in accordance with these By-Laws for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals for election as a director, if a Stockholder Notice from such stockholder, containing the information required by paragraphs (a)(3), (a)(4), and (a)(5) of this Section 1.10, with respect to such stockholder, any Stockholder Associated Person, and any Proposed Nominee, is delivered to, or is mailed and received by, the Secretary at the principal executive office of the Corporation not earlier than the 120th calendar day prior to such special meeting and not later than the close of business on the later of (x) the 90th calendar day prior to such special meeting, and (y) the tenth calendar day following the day on which notice of the date of such special meeting was mailed or public announcement is first made by the Corporation of the date of the special meeting, whichever first occurs. In no event, shall the postponement, adjournment, rescheduling, or continuation of a special meeting (or the public announcement thereof) to a later date or time commence a new time period (or extend any time period) for the giving of any Stockholder Notice or other information as described herein.

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(c) General.

(1) A stockholder submitting a Stockholder Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, when submitted, is accurate in all respects. If any information contained in a Stockholder Notice submitted pursuant to this Section 1.10 is determined to be inaccurate in any respect, such Stockholder Notice may be deemed not to have been provided in accordance with this Section 1.10. Any stockholder who submits a Stockholder Notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 1.10 (including if such stockholder or any Stockholder Associated Person no longer intends to solicit proxies, in support of the election of the Proposed Nominee(s), from stockholders representing the percentage of the voting power of the Company Securities entitled to vote on the election of directors that is required by Rule 14a-19(a)(3) of the Exchange Act, and as was represented by such stockholder pursuant to Section 1.10(a)(3)(iv)(D))) within two Business Days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder.

(2) A stockholder submitting a Stockholder Notice with respect to a stockholders’ meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the such meeting and as of the date that is ten Business Days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five Business Days after the record date for such meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight Business Days prior to the date for such meeting or, if practicable, any adjournment of postponement thereof (and, if not practicable, on the first practicable date prior to the date to which such meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten Business Days prior to such meeting or any adjournment or postponement thereof). The update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of a Stockholder Notice pursuant to this Section 1.10. If a stockholder fails to provide such written update to the Stockholder Notice within such period, the Stockholder Notice may be deemed not to have been provided in accordance with this Section 1.10.

(3) In addition, upon written request by the Secretary or the Board of Directors, any stockholder who submits a Stockholder Notice with respect to a stockholders’ meeting shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the sole discretion of the Board of Directors or the Secretary, to demonstrate the accuracy of any information contained in a Stockholder Notice or submitted by the stockholder pursuant to this Section 1.10, and (B) a written update of any Stockholder Notice or other information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination(s) or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 1.10 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested and, accordingly, the Stockholder Notice, may be deemed not to have been provided in accordance with this Section 1.10.

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(4) In no event can a stockholder include in a Stockholder Notice more Proposed Nominees for election as directors than the number of directors to be elected to the Board of Directors at the stockholders’ meeting to which that Stockholder Notice relates.

(5) If a stockholder submitting a Stockholder Notice pursuant to this Section 1.10 with respect to Proposed Nominees fails to comply with the requirements of Rule 14a-19 of the Exchange Act (including because the stockholder fails to provide the Corporation with all information, notices, or updates required by Rule 14a-19), then the Proposed Nominee(s) of such stockholder shall be ineligible for election at the applicable stockholders’ meeting and any adjournment, rescheduling, or postponement thereof, and any votes or proxies in respect of such nomination shall be disregarded (notwithstanding that proxies in respect of such vote may have been received by the Corporation). If (A) any stockholder provides notice pursuant to Rule 14a-19(b) of the Exchange Act in connection with the submission of a Stockholder Notice pursuant to this Section 1.10 with respect to Proposed Nominees, and (B) (i) such stockholder subsequently either (x) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of the election of its Proposed Nominee(s) in accordance with Rule 14a-19 of the Exchange Act, or (y) fails to comply with the requirements of Rule 14a-19 of the Exchange Act, and (ii) no other stockholder that has provided notice pursuant to Rule 14a-19 of the Exchange Act with respect to such Proposed Nominee(s) (x) intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19 of the Exchange Act, and (y) has complied with the requirements of Rule 14a-19 of the Exchange Act, then the nomination of such Proposed Nominee(s) shall be disregarded and no vote on the election of such Proposed Nominee(s) shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). If any stockholder provides notice pursuant to Rule 14a-19(b) of the Exchange Act in connection with a Stockholder Notice submitted pursuant to this Section 1.10 with respect to Proposed Nominees, such stockholder shall deliver to the Secretary, no later than five Business Days prior to the applicable meeting date or any adjournment, rescheduling, or postponement thereof, reasonable evidence that the requirements of Rule 14a-19(a)(3) of the Exchange Act have been satisfied.

(6) The chairman of a meeting of stockholders shall have the power to determine, in consultation with counsel (who may be the Corporation’s internal counsel), whether any nomination or other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.10 and, if he or she should so determine that a nomination or other business was not proposed in accordance with this Section 1.10, to declare to the meeting that such defective nomination or proposed business shall be disregarded.

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(7) For purposes of this Section 1.10, (a) “Affiliate” or “Associate” shall have the meaning ascribed thereto pursuant to Rule 12b-2 of the Exchange Act; (b) “close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Corporation on any calendar day, whether or not such day is a Business Day; (c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (d) “public announcement” or its corollary “publicly announced” shall mean disclosure (i) in a press release by the Corporation reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service, (ii) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act, or (iii) pursuant to another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein; (e) “Present in Person” shall mean that the stockholder proposing nominees for election as directors or other business to be brought before the stockholders’ meeting, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear in person at such stockholders’ meeting (unless such meeting is held by means of the Internet or other electronic technology in which case the proposing stockholder or, if applicable, its qualified representative shall be present at such stockholders’ meeting by means of the Internet or other electronic technology); (f) “qualified representative” shall mean (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity; and (g) “Voting Commitment” shall mean any agreement, arrangement, or understanding with, and/or any commitment or assurance to (in each case, whether written or oral, formal or informal, or monetary or non-monetary), any person or entity as to how a person, if elected as a director, will act or vote on any issue or question.

(8) Notwithstanding the foregoing provisions of this Section 1.10, at all times before and after the submission of a Stockholder Notice, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder (including, but not limited to, the requirements contained in Rule 14a-19 of the Exchange Act), as well as any interpretative guidance and/or requests from the Staff of the SEC, in connection with submitting a Stockholder Notice pursuant to this Section 1.10 and taking any actions contemplated thereby.

(9) A stockholder submitting a Stockholder Notice pursuant to this Section 1.10, by its delivery to the Corporation, acknowledges that if such stockholder is not Present in Person at the stockholders’ meeting to present its proposed nominations or other business, or if the stockholder, any Stockholder Associated Person, or any Proposed Nominee breaches, or takes any action contrary to, any of the representations, undertakings, or commitments made in the Stockholder Notice or any of the documents submitted in connection therewith, except as otherwise determined by the chairman of the meeting, such proposed nominations or other business shall be disregarded, notwithstanding that proxies in respect of such matters may have been received by the Corporation.

(10) A stockholder submitting a Stockholder Notice pursuant to this Section 1.10, by its delivery to the Corporation, acknowledges that it understands that, except as required by applicable law, nothing contained therein shall be considered confidential or proprietary information and that, except as otherwise provided by applicable law, neither the Corporation, the Board of Directors, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Stockholder Notice.

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(11) Nothing in this Section 1.10 or elsewhere in these By-Laws shall be deemed to give any stockholder the right to have any nominations of persons for election to the Board of Directors or other proposed business included in any proxy statement prepared by the Corporation. Notwithstanding any notice of the meeting, proxy statement or supplement thereto sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 1.10 to propose any nominations or other business at any stockholders’ meeting, including delivering its own separate and timely Stockholder Notice to the Secretary of the Corporation that complies in all respects with the requirements of this Section 1.10.

(12) Nothing in this Section 1.10 or elsewhere in these By-Laws shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the SEC pursuant to Rule 14a-8 (or any successor provision) of the Exchange Act and the SEC Staff’s interpretations, guidance, and no-action letter determinations relating thereto.

(13) Notwithstanding the foregoing provisions of this Section 1.10, the Stockholder Notice shall not be required to include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company that is deemed a Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the Stockholder Notice on behalf of a beneficial owner of shares of Company Securities held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.

1.11 Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President (if the President shall be a different individual than the Chief Executive Officer), or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

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(b) To the maximum extent permitted by applicable law, the Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine to allow to attend; (iv) limitations on participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; (vii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; (ix) complying with any state and local laws and regulations concerning safety and security; and (x) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate, or convenient for the proper conduct of the meeting

(c) Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(d) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(e) In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, or the Chief Executive Officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready, and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees, or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

1.12 No Action by Consent in Lieu of a Meeting. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

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ARTICLE II - DIRECTORS

2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2 Number, Election and Qualification. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.

2.3 Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the Corporation’s annual meeting; provided however, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation, or removal.

2.4 Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed by the Board of Directors shall constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.5 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by the Certificate of Incorporation.

2.6 Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only by the affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

2.7 Vacancies. Subject to the rights of holder of any series of Preferred Stock, any vacancy or newly created directorships on the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor or until such director’s earlier death, resignation, or removal.

2.8 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

2.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

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2.10 Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

2.11 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice via reputable overnight courier, telecopy, facsimile, or electronic transmission, or delivering written notice by hand, to such director’s last known business, home or electronic transmission address at least 48 hours in advance of the meeting, or (c) by sending written notice via first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.12 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

2.14 Committees. The Board of Directors may designate one or more committees, each committee consisting of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time-to-time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these By-Laws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

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2.15 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III - OFFICERS

3.1 Titles. The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer, and such other officers with such other titles as the Board of Directors shall determine, including a President, a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2 Election. The Chief Executive Officer, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3 Qualification. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, or removal.

3.5 Resignation and Removal. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation, or removal.

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3.7 Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board, who need not be an employee or officer of the Corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.8 of these By-laws. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders.

3.8 Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors. The Chief Executive Officer may, but need not, also be the President.

3.9 President. If the Chief Executive Officer is not also the President, the President shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

3.10 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.11 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability, or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

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3.12 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability, or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.13 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.14 Delegation of Authority. The Board of Directors may from time-to-time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV - CAPITAL STOCK

4.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2 Certificates of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such holder in the Corporation unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated consistent with the General Corporation Law of the State of Delaware. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the Chief Executive Officer or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-laws, applicable securities laws, or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

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There shall be set forth on the face or back of each certificate representing shares of such class or series of stock of the Corporation a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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ARTICLE V - GENERAL PROVISIONS

5.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of May of each year and end on the last day of April in each year.

5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3 Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these By- laws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4 Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this Corporation.

5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6 Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

5.7 Severability. Any determination that any provision of these By-laws is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of these By-laws.

5.8 Pronouns. All pronouns used in these By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI - AMENDMENTS

These By-laws may be altered, amended, or repealed, in whole or in part, or new By-laws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

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